DRYDEN GOVERNMENT SECURITIES TRUST
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NJ



January 27, 2006



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Dryden Government Securities Trust
File No. 811-3264



Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended November 30, 2005. The enclosed is being filed electronically via the EDGAR System.

Yours truly,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark
and State of New Jersey on the   27th day of January 2006.


Dryden Government Securities Trust


By: /s/ Jonathan D. Shain				Witness: /s/ Paul R. Hymas
Jonathan D. Shain	Paul R. Hymas
Assistant Secretary